Exhibit 99.1

Bootie Beer Corporation n/k/a TMT Capital Corporation Granted Temporary Pre-Judgment Attachment by U.S. District Court

WINTER PARK, FLORIDA, June 26, 2007: TMT Capital Corporation, a diversified holding company, announced today that, as a result of a lawsuit filed in August 2006 in the United States District Court for the Southern District of New York, Bootie Beer Corporation, n/k/a TMT Capital Corporation, was granted temporary relief in the form of a $19,992,462 temporary pre-judgment attachment against Mercatus & Partners Limited (“Mercatus”) on June 21, 2007.  This pre-judgment attachment prohibits Mercatus from selling, transferring, disposing or otherwise conveying any real or personal property belonging to Mercatus, or that Mercatus has any interest in.  The Court will decide whether permanent relief should be granted in favor of Bootie Beer Corporation sometime after July 12, 2007.  The trial in this matter is scheduled for October 2007.

About TMT Capital Corporation

Bootie Beer Corporation previously announced a name change to TMT Capital Corporation, now operates as a holding company representing various growth industries and companies.  Currently, TMT and its subsidiaries are involved in multiple focused business activities including Beer Brewing, Real Estate and Wireless Communications. The company mission is to grow shareholder equity by acquiring companies with unique business models and capitalizing on current trends in multi-billion dollar industries.

The Company can be reached at info@tmtcapitalcorp.com

Forward-Looking Statements:  This release may contain forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of wireless networks or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law. Additional information about the Company can be found in periodic filings with the SEC available at http://www.sec.gov.